CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Post-Effective Amendment No. 2 to the Registration Statement of Van Eck Merk Gold Trust (formerly known as Merk Gold Trust) on Form S-1, of our report dated April 24, 2015 on the January 31, 2015 financial statements and financial highlights of Merk Gold Trust, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania
December 11, 2015